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                                                                      EXHIBIT 15


July 28, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated January 14, 1999, February 16, 1999, and May 14, 1999 on our reviews of the interim financial information of Parker Drilling Company for the periods ended November 30, 1998 and 1997, and included in the Company's quarterly report on Form 10-Q for the quarter ended November 30, 1998, and for the period ended December 31, 1998 and included in the Company's transition report on Form 10-Q for the four months ended December 31, 1998, and for the period ended March 31, 1998 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999, respectively, are incorporated by reference in Parker Drilling Company's Registration Statement on Form S-8 (File No. 333-41369) which is incorporated herein.

Very truly yours,


/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP